Crowe Horwath LLP Independent Member Crowe Horwath International

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Capricor Therapeutics, Inc. of our report dated June 21, 2013 relating to the financial statements appearing in the Annual Report on Form 10-K of Nile Therapeutics, Inc. for the year ended December 31, 2012. Our report on the financial statements contains an explanatory paragraph regarding Nile Therapeutics, Inc. ability to continue as a going concern.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

New York, New York

March 4, 2014